UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    March 16, 2006

Majesco Entertainment Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-70663	06-1529524
(Commission File Number)	(IRS Employer Identification No.)

160 Raritan Center Parkway, Edison, New Jersey	08837
(Address of Principal Executive Offices)	(Zip Code)

(732) 225-8910
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)    On March 16, 2006, the Nasdaq Stock Market ("Nasdaq") notified the Company that based on the Company's Form 10-Q for the period ended January 31, 2006, the Company no longer satisfies the requirement for continued listing on the Nasdaq Capital Market set forth in Marketplace Rule 4310(c)(2)(B), which requires the Company to have a minimum of $2.5 million in stockholders' equity, $35.0 million market value of listed securities, or $500,000 of net income from continuing operations.

Nasdaq has requested that on or before March 30, 2006, the Company provide it with a specific plan to achieve and sustain compliance going forward. At the time of this filing, the Company is preparing to provide Nasdaq with a specific plan to achieve and sustain compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY

By:	/s/ Morris Sutton
Name:	Morris Sutton
Title:	Interim Chief Executive Officer

Date:    March 22, 2006